LEASING FUND
ELEVEN, LLC
PORTFOLIO OVERVIEW

1ST QUARTER

2006

ICON Leasing Fund Eleven, LLC
- 1st Quarter 2006 Portfolio Overview -

Dear Member of ICON Leasing Fund Eleven, LLC:
       ICON Leasing Fund Eleven, LLC (“Fund Eleven”) raised $152,999,144 from its initial offering on April 21, 2005 through March 31, 2006. As of March 31, 2006, Fund Eleven had 152,999 member shares outstanding.
       During the first quarter 2006, Fund Eleven continued to operate in its Operating Period during which time Fund Eleven will acquire equipment subject to lease. Fund Eleven’s portfolio will be comprised of two lease categories: growth leases, where the rental cash flows have been assigned or pledged to a lender; and income leases, where Fund Eleven retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Fund Eleven to retain an interest in the future value of the equipment on a leveraged equity basis. Fund Eleven’s manager, ICON Capital Corp. (the “Manager”), expects that the future value of the equipment in growth leases will be greater than Fund Eleven’s initial cash investment.
       Cash generated from these investments will facilitate Fund Eleven’s distributions to its members and over time is expected to lead to acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves, and distributions to members.
       Fund Eleven’s Operating Period is anticipated to continue for a period of five years from the closing of the offering - unless extended. Following its Operating Period, Fund Eleven will enter its “Liquidation Period” during which time equipment will be sold in the ordinary course of business.
News covering the reporting period
• Global Crossing Telecommunications, Inc. (“Global Crossing”) announced that the number of customers utilizing two or more converged internet protocol (IP) services on its global fiber-optic network more than tripled in 2005, highlighting the company’s success in attracting enterprises and carriers to its high-performance, robust suite of IP solutions. As another indicator of the growth of IP and adoption of convergence, Global Crossing announced that its Internet Protocol Virtual Private Network (IP VPN) traffic grew 300 percent in 2005. (Source: Global Crossing press release, dated March 8, 2006)
Neither Fund Eleven nor the Manager accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period.”
Investments and commitments during the reporting period
• Effective March 1, 2006, Fund Eleven acquired substantially all of the equipment leasing portfolio of Clearlink Capital Corporation (“Clearlink”), a financial services provider based in Mississauga, Ontario, Canada for approximately $144,591,000 (approximately CDN$166,000,000), which was comprised of a cash payment of approximately $49,361,000 and the assumption of non-recourse debt and other assets and liabilities related to the leasing portfolio of approximately $95,230,000. The equipment leasing portfolio consisted of approximately 1,100 equipment schedules originated by Clearlink with predominantly large, investment grade lessees and is comprised mainly of information technology and technology-related equipment, including personal computers and client/server equipment that perform business-related functions such as database inquiries. The lessees are located in both the U.S. (approximately 20 separate lessees) and Canada (approximately 90 separate lessees). The average remaining lease term of the leasing portfolio was approximately 18 months at acquisition. At March 31, 2006, the Leasing Portfolio consisted of approximately 360 finance leases with approximately 90 lessees and approximately 750 operating leases with approximately 40 lessees.

Portfolio Overview
       Fund Eleven has invested both directly and indirectly through joint ventures with its affiliates. Presently, Fund Eleven’s portfolio consists primarily of the following:
Income Leases
• State-of-the-art telecommunications equipment that Fund Eleven, along with two affiliates, acquired from various vendors. Effective April 1, 2006, the equipment will be subject to a forty-eight month lease with Global Crossing, an IP based telecommunications provider that delivers voice, video and data services to its customers. Fund Eleven acquired its 61.4% ownership interest in the entity that will own the equipment for approximately $15,428,670 in cash.
• Industrial gas meters and data gathering equipment which will be subject to a lease with EAM Assets Ltd. through 2013. EAM Assets Ltd. is a meter asset manager that is responsible for maintaining industrial gas meters in the United Kingdom (UK). Fund Eleven and an affiliate, through a joint venture, each purchased its 50% ownership interest in the entity that will own the equipment for approximately $5,618,000 in cash. At March 31, 2006, the cash contributions were held in an escrow account pending the equipment purchase.
• Digital audio/visual entertainment systems leased to AeroTV Ltd. with lease terms expiring in 2008. AeroTV Ltd. is a UK provider of on board digital audio/visual systems for airlines, rail and coach operators. In December 2005, Fund Eleven acquired a 50% interest in this equipment, through a joint venture with an affiliate. The cash purchase price for Fund Eleven’s 50% ownership interest was approximately $2,776,000. Through March 2006, the joint venture had funded approximately $986,000 for the purchase of the equipment.
10% Status Report
       As of March 31, 2006, no individual asset constituted at least 10% of the aggregate purchase price of Fund Eleven’s equipment portfolio. The purchase price for each individual asset is relatively equal across the equipment portfolio. Most of the equipment was new prior to installation. With the exception of the Clearlink portfolio, which leases continue to expire each month, Fund Eleven anticipates that the other equipment in its portfolio will remain on lease during the next fiscal year.
Distribution analysis
       During the reporting period, Fund Eleven continued to make monthly distributions at a rate of 9.1% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Fund Eleven has made twelve monthly distributions to its members. During the first quarter 2006, Fund Eleven paid its members approximately $2,632,000 in cash distributions. As of March 31, 2006, a $10,000 investment made at the initial closing, would have received $824 in cumulative distributions representing a return of approximately 8% of such initial investment.
Fund Summary

Start of Offering Period	April 21, 2005
Offering Period End Date	April 21, 2007
Size of offering	$375,000,000
No. of Members as of May 15, 2006	4,644

Outlook and Overview
       Excluding leases in the Clearlink portfolio, AeroTV Ltd. is the first lease that is scheduled to expire, which will expire in 2008.
       As of March 31, 2006, Fund Eleven had $58,983,196 in cash and cash equivalents on hand. The Manager anticipates that Fund Eleven will make several acquisitions in the near future. Substantially all of Fund Eleven’s cash flows are derived from income leases. On a monthly basis, Fund Eleven deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to members.

Additional Required Disclosure
To fulfill our promises to you we are required to make the following disclosures when applicable:
A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:
                • Visiting www.iconsecurities.com
                                or
                • Visiting www.sec.gov
                                or
                • Writing us at: PO Box 192706, San Francisco, CA 94119-2706
We do not distribute these reports to you directly in order to keep Fund Eleven’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets
ASSETS

	(Unaudited)
	March 31,	December 31,
	2006	2005

Cash and cash equivalents	$58,983,196	$71,449,920

Investments in finance leases:
Minimum rents receivable	45,633,312	-
Estimated unguaranteed residual values	3,660,241	-
Initial direct costs, net	1,146,225	-
Unearned income	(4,954,343)	-

Net investments in finance leases	45,485,435	-

Investments in operating leases:
Equipment, at cost	96,958,879	-
Accumulated depreciation	(3,362,941)	-

Net investments in operating leases	93,595,938	-

Restricted cash	1,313,185	909,185
Equipment held for sale or lease	26,141,278	-
Investments in joint ventures	9,782,836	16,084,960
Rents receivable, net of allowance for doubtful accounts	3,977,712	-
Miscellaneous receivables	4,544,463	-
Other assets, net	1,944,129	3,257,636

Total assets	$245,768,172	$91,701,701

LIABILITIES AND MEMBERS’ EQUITY

Notes payable - non-recourse	$80,400,174	$-
Accounts payable and other liabilities	7,437,949	844,058
Deferred rental income	5,543,801	-
Leasing payables	12,394,638	-
Due to Manager and affiliates, net	823,509	602,377
Minority interest	9,742,684	-

Total liabilities	116,342,755	1,446,435

Commitments and contingencies

Members’ equity:
Manager (one share outstanding, $1,000 per share original issue price)	(48,986)	(28,876)
Additional Members (152,999 and 107,099 shares outstanding, $1,000 per share original issue price)	128,945,928	90,318,028
Accumulated other comprehensive income (loss)	528,475	(33,886)

Total members’ equity	129,425,417	90,255,266

Total liabilities and members’ equity	$245,768,172	$91,701,701

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2006
(Unaudited)

Revenue:
Rental income	$3,819,796
Finance income	397,133
Income from investments in joint ventures	263,110
Net gain on sales of equipment	103,972
Interest and other income	754,007

Total revenue	5,338,018

Expenses:
Depreciation	3,067,753
Interest	344,531
Bad debt expense	70,015
Management Fees - Manager	172,513
Administrative expense reimbursements - Manager and affiliates	910,553
General and administrative	131,846
Amortization	24,479

Total expenses	4,721,690

Net income	$616,328

Net income allocable to:
Additional Members	$610,165
Manager	6,163

$616,328

Weighted average number of additional member shares outstanding	128,818

Net income per weighted average additional member share	$4.74

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members’ Equity
Three Months Ended March 31, 2006
(Unaudited)

				Accumulated
	Additional			Other
	Member	Additional	Managing	Comprehensive
	Shares	Members	Member	(Loss) Income	Total

Balance, January 1, 2006	107,099	$90,318,028	$(28,876)	$(33,886)	$90,255,266
Proceeds from issuance of additional members shares	45,900	45,900,371	-	-	45,900,371
Sales and offering expenses	-	(5,277,323)	-	-	(5,277,323)
Cash distributions to members	-	(2,605,313)	(26,273)	-	(2,631,586)
Change in valuation of warrants held by investee	-	-	-	1,188,119	1,188,119
Foreign exchange translation adjustments of investee	-	-	-	(625,758)	(625,758)
Net income	-	610,165	6,163	-	616,328

Balance, March 31, 2006	152,999	$128,945,928	$(48,986)	$528,475	$129,425,417

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Cash Flows
Three Months Ended March 31, 2006
(Unaudited)

Cash flows from operating activities:
Net income	$616,328
Adjustments to reconcile net income to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(260,665)
Interest expense on non-recourse financing paid directly to lenders by lessees	34,040
Finance income paid directly to lenders by lessees	(19,838)
Depreciation and amortization	3,092,232
Bad debt expense	70,015
Income from investment in joint ventures	(263,110)
Net gain on sales of equipment	(103,972)
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	540,008
Rents receivable	1,372,103
Other assets, net	(1,192,981)
Accounts payable and accrued expenses	5,021,223
Due to Manager and affiliates, net	(206,146)

Net cash provided by operating activities	8,699,237

Cash flows from investing activities:
Investments in leased assets	(56,484,185)
Proceeds from sales of equipment	706,003
Restricted cash deposits	(404,000)
Cash acquired in investment in joint venture	1,602
Investments in joint ventures	(4,599,984)
Distributions received from joint ventures	135,080

Net cash used in investing activities	(60,645,484)

Cash flows from financing activities:
Proceeds from notes payable - non-recourse	4,063,618
Repayments of notes payable - non-recourse	(1,929,519)
Issuance of additional member shares, net of sales and offering expenses paid	40,623,048
Due to Manager and affiliates, net	81,000
Cash distributions to members	(2,631,586)

Net cash provided by financing activities	40,206,561

Effects of exchange rates on cash and cash equivalents	(727,038)

Net decrease in cash and cash equivalents	(12,466,724)
Cash and cash equivalents, beginning of the period	71,449,920

Cash and cash equivalents, end of the period	$58,983,196

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$310,491

Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased through non-recourse debt	$82,576,156

Principal and interest paid on non-recourse notes payable directly to lenders by lessees	$506,959

Transfer from other assets to investments in leased assets	$2,828,287

Transactions with Related Parties
       Fund Eleven has entered into certain agreements with the Manager and ICON Securities Corp., a wholly-owned subsidiary of the Manager, whereby Fund Eleven pays certain fees and reimbursements to those parties. The Manager is entitled to receive 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 to $100,000,000 and 1.5% of capital raised over $100,000,000. ICON Securities Corp. is entitled to a 2% underwriting fee from the gross proceeds from capital raised.
       In accordance with the terms of these agreements, Fund Eleven pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rentals recognized either directly by Fund Eleven or through its joint ventures and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of Fund Eleven’s acquisition transactions. In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Eleven’s operations. The Manager has assigned its rights and obligations to provide Fund Eleven with administrative services and collect reimbursement for those services relating to the Leasing Portfolio to a Canadian affiliate, ICON Funding ULC, pursuant to a management agreement between the Manager and ICON Funding ULC.
       Administrative expense reimbursements are costs incurred by the Manager or its affiliates and are necessary to Fund Eleven’s operations. These costs include the Manager’s and affiliates legal, accounting, investor relations and operations personnel, as well as, professional fees and other costs that are charged to Fund Eleven based upon the percentage of time such personnel dedicate to the Fund Eleven. Excluded are salary and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.
       Fees and other expenses paid or accrued by Fund Eleven to the Manager or its affiliates for the three months ended March 31, 2006 were as follows:

Entity	Capacity	Description	Amount

ICON Capital Corp.	Manager	Organization and offering expenses (1)	$688,506

ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	$918,007

ICON Capital Corp.	Manager	Acquisition fees (2)	$1,313,428

ICON Capital Corp.	Manager	Management fees (3)	$172,513

ICON Capital Corp. and affiliate	Manager	Administrative fees (4)	$910,553

(1)	Amount charged directly to members’ equity.
(2)	Amount capitalized and amortized to operations.
(3)	Amount charged directly to operations.
(4)	Amount charged directly to operations. Members may obtain a summary of such expenses upon request.
Conclusion
Your participation in Fund Eleven is greatly appreciated and we look forward to sharing future successes.
Sincerely,
ICON Capital Corp., Manager

Beaufort J.B. Clarke Chief Executive Officer and Chairman	Thomas W. Martin Chief Operating Officer
       ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.